UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2010

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction   of Incorporation)

001-33537	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

0086-871-728-2628
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 22, 2010, China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1.    Election of Directors

All of the following six nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting, or until their earlier retirement, resignation, removal or their successors have been duly elected and have qualified.

Nominee	For	Against	Abstain
Gui Hua Lan	15,292,878	0	16,898
Feng Lan	15,292,968	0	16,808
Xiao He	15,291,968	0	17,808
Yunhong Guan	15,290,968	0	18,808
Jason Yuanxin Zhang	15,291,968	0	17,808
Xiaobo Sun	15,292,468	0	17,308
Total Broker Non-Votes:	2,193,974

2.    Ratification of the Company’s Independent Auditor

Stockholders ratified the appointment of Bernstein & Pinchuk LLP as independent auditor to audit the financial statements of the Company for the fiscal year ending December 31, 2009, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
17,381,228	101,233	21,289	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Date: June 24, 2010
	By:	/s/ Gui Hua Lan
Name: Gui Hua Lan Title: Chief Executive Officer